AWARD NUMBER
            ---------


                        7-ELEVEN, INC.
                  1995 Stock Incentive Plan
                  GRANT OF RESTRICTED STOCK

     7-Eleven, Inc. (the "Company") hereby grants to [name], [social security number] (the "Participant") as of [date] (the "Date of Grant"), pursuant to the 1995 Stock Incentive Plan (the "Plan"), shares of 7-Eleven, Inc. restricted stock subject to the Plan upon the terms and conditions set forth below. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Plan.

1.     GRANT OF RESTRICTED STOCK

Subject to the terms and conditions hereinafter set forth, the Participant is hereby granted, as of the Date of Grant, [number of shares] shares of restricted common stock of the Company (the "Restricted Stock").

2.     RESTRICTIONS

 During the applicable periods of restriction determined in accordance with Section 3 of this Award Agreement, the Participant is prohibited from selling, assigning, pledging, transferring or otherwise encumbering the Restricted Stock and all rights with respect to such Restricted Stock. These prohibitions shall be referred to collectively as the "Restrictions."

3.     RATABLE LAPSING OF RESTRICTIONS

The Restrictions shall lapse ratably on each of the first through fourth anniversaries of the Date of Grant according to the following schedule:

First Anniversary of Date of Grant [1/4 of shares granted] Second Anniversary of Date of Grant [1/4 of shares granted] Third Anniversary of Date of Grant [1/4 of shares granted] Fourth Anniversary of Date of Grant [1/4 of shares granted]

4.     FORFEITURE

The Participant will forfeit and surrender to the Company all shares of Restricted Stock as to which the Restrictions have not lapsed, without receiving any payment or other consideration from the Company, immediately upon the occurrence of any of the following events:

(a) The Participant sells, assigns, pledges, transfers or otherwise encumbers any shares of the Restricted Stock before the Restrictions with respect to such shares have lapsed.

(b)  The Participant resigns from the Company.

(c) The Participant's employment is terminated for Cause, defined as the Participant's (i) gross negligence or willful misconduct in performance of the material duties of his employment, (ii) willful disregard or violation of any material written policies established by the Company,
(iii) willful and material damage to the property or business of the Company or its Affiliates or (iv) final conviction of a felony or of a misdemeanor involving moral turpitude.

(d) The Participant engages in activity that is directly or indirectly in competition with any activity of the Company or any subsidiary thereof.





                    Tab 3

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5.     IMMEDIATE LAPSING OF RESTRICTIONS

     The Restrictions shall lapse, and be of no further force or effect, immediately upon the occurrence of any of the following events:

      (a)  The Participant dies.

      (b) The Participant becomes eligible for benefits under the Company's long-term disability plan.

      (c)  A Change in Control takes place.

6.     ENDORSEMENT ON CERTIFICATE

     Each certificate representing Restricted Stock shall be conspicuously endorsed as follows:

"The shares of stock evidenced by this
certificate have been issued pursuant to the terms of the 7-Eleven, Inc. 1995 Stock Incentive Plan.
The shares of stock evidenced by this certificate are subject to forfeiture and may not be sold, assigned, pledged, transferred or otherwise encumbered except as provided by the terms and conditions of an agreement dated as of [date of award agreement], a copy of which is attached hereto and incorporated herein, between the Company and the registered participant of the shares, entered into pursuant to the terms of the above-referenced plan."

7.     STOCK POWER AND RETENTION OF CERTIFICATES.

(a) The Company may require Participant to execute and deliver to the Company a stock power in blank with respect to the Restricted Stock and may, in its sole discretion, determine to retain possession of the certificates for the Restricted Stock until the Restrictions have lapsed. The Company shall have the right, in its sole discretion, to exercise such stock power in the event that the Company becomes entitled to the shares pursuant to the provisions of Section 2 of this Award Agreement.

(b) Notwithstanding retention of such certificates by the Company, Participant shall, subject to the provisions of Section 4 of this Award Agreement, have all rights
(including voting rights) with respect to the shares represented by such certificates.

(c) Upon lapse of the Restrictions, the Company shall deliver to Participant a new certificate representing such stock without any restrictive endorsement.

8.     NO RIGHT TO EMPLOYMENT

This award of Restricted Stock shall not be construed as granting to the Participant any right with respect to continued employment with the Company.





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9.     INCORPORATION OF PLAN BY REFERENCE

The Restricted Stock is granted pursuant to the terms of the Plan, which terms are incorporated herein by reference, and this grant shall in all respects be interpreted in accordance with the Plan. The Committee shall interpret and construe the Plan and this Award Agreement, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder. In the event of a conflict between the terms of this Award Agreement and the Plan, the terms of the Plan shall control.

10.     GOVERNING LAW

The validity, construction, interpretation and effect of this Award Agreement shall exclusively be governed by and determined in accordance with the law of the State of Texas, except to the extent preempted by federal law, which shall to that extent govern.

11.     MODIFICATION

Any modification of this Agreement will be effective only if it is in writing and signed by each party whose rights hereunder are affected.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant of Restricted Stock, and the Participant has placed his signature hereon, effective as of the Date of Grant.

7-ELEVEN, INC.


By: /s/
    ----------------------------------
       James W. Keyes
       President and Chief Executive Officer




ACCEPTED AND AGREED TO:


By: /s/
    ----------------------------------
       [name of employee]